CONDITIONAL SETTLEMENT AGREEMENT

THIS CONDITIONAL SETTLEMENT, ("Settlement Agreement") is made and entered into on this ______ day of December, 2020, by and between BANNERMAN CROSSINGS III, LLC ("Bannerman"), and ARC GROUP, INC. ("ARC").

RECITALS

WHEREAS, on February 7, 2018, the parties entered into that certain Shopping Center Lease Agreement for the lease of approximately 3,964 square feet in Bannerman Crossings Shopping Center (hereinafter the "Lease")

WHEREAS, on February 25, 2020, Richard Akam, on behalf of Defendant ARC, executed and delivered to Plaintiff, Bannerman, that certain Promissory Note (hereinafter the "Promissory Note") in the principal amount of $250,000.;

WHEREAS, ARC defaulted upon its obligations under the Lease and Promissory Note by failing to make the payments due on April 1, 2020, and all subsequent payments;

WHEREAS, Bannerman brought two (2) separate claims against ARC in Leon County, Florida, in cases numbered 37 2020 CC 001320 (the "Eviction Action") and 2020 CA 001500 (the "Promissory Note Action") (collectively, the "Lawsuits") and alleged that ARC was responsible for payment of the default of the Lease and Promissory Note;

WHEREAS, Bannerman made demand to ARC for payment of the amounts due and owing under the Lease and Promissory Note;

WHEREAS, the purpose of this Settlement Agreement is to resolve the parties' dispute regarding the obligations and matters which were raised in the Lawsuits;

WHEREAS, the parties want to avoid the cost of additional litigation and are otherwise desirous of settling their differences without further action except as expressly provided for in this Settlement Agreement or as necessary to enforce the terms hereof;

NOW THEREFORE, in consideration of the mutual covenants stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Incorporation of Recitals. The Parties acknowledge and agree that the above recitals are true and correct in every respect, and those recitals are hereby incorporated by the Parties into this Settlement Agreement for all purposes.

Partial Settlement of Claims. For and in consideration of the agreements and fulfillment of the obligations of and by the Parties hereto, each of the Parties agrees to settle and compromise their claims against each other without any payment, refund, or any consideration of any kind except as specifically set forth herein.

Settlement Payment by ARC. For and in consideration of the agreements of Bannerman as forth herein, ARC shall pay Bannerman the total sum of $130,000.00 (One Hundred Thirty Thousand and 00/100 Dollars) (the "Settlement Amount") pursuant to the following schedule:

- **First Payment-** $75,000.00 (Seventy-Five Thousand and 00/100 Dollars) wired to Bannerman (wire instructions will be provided separately) within three business days of date of the execution of this Agreement;
- **Second Payment-** $15,000.00 (Fifteen Thousand and 00/100 Dollars) wired to Bannerman within thirty (30) days of the execution of this Agreement;
- **Third Payment-** $10,000.00 (Ten Thousand and 00/100 Dollars) wired to Bannerman within sixty (60) days of the execution of this Agreement;
- **Fourth Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within ninety (90) days of the execution of this Agreement;

- **Fifth Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within one hundred twenty (120) days of the execution of this Agreement;

- **Sixth Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within one hundred fifty (150) days of the execution of this Agreement;

- **Seventh Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within one hundred eighty (180) days of the execution of this Agreement;

- **Eighth Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within two hundred ten (210) days of the execution of this Agreement;

- **Ninth Payment-** $5,000.00 (Five Thousand and 00/100 Dollars) to be paid within two hundred forty (240) days of the execution of this Agreement.

Release by Bannerman, Dismissal of Promissory Note Lawsuit and Satisfaction of Final Judgment. For and in consideration of Bannerman's actual receipt of the full amount of the settlement payments described in Paragraph 3, Bannerman agrees to release, indemnify, and forever discharge ARC, its estates, executors, personal representative, agents, attorneys and assigns, of and from any and all claims, demands, debts, liabilities and causes of action at law or in equity which were actually raised in the Lawsuits or which relate to the obligations of the Promissory Note and/or Lease. Upon its actual receipt of the full amount of the Payments described in Paragraph 3, Bannerman shall file or cause its attorney to file a motion or notice which shall be sufficient to cause the dismissal of the Promissory Note Action with prejudice and satisfaction of the Final Judgment in the Eviction Action.

Release by ARC. For and inconsideration of Bannerman's entry into this Settlement Agreement, ARC does hereby release, indemnify, and forever discharge Bannerman, its successors, assigns, agents, attorneys, subsidiaries, officers, employees, agents, members, shareholders, directors, insurers, independent contractors, and related entities, of and from any and all claims, demands, debts, liabilities and causes of action at law or in equity, which relate

to the Lease and/or Promissory Note, including without any limitation any claim relating to the Lawsuits, which were or could have been raised by ARC as counter-claims, third party claims, or otherwise.

Abatement of Promissory Note Action and Collection of Final Judgment in Eviction Action. So long as ARC is not in default as to any term or provision of this Settlement Agreement, the Parties agree to voluntarily abate the Promissory Note Action and to abate collection of the Final Judgment in the Eviction Action or until there is a material default hereunder entitling one or both of the parties to continue prosecution of the Lawsuits.

Stipulated Judgment and Bannerman's Remedies Upon Default. In the event that ARC fails to make any of the Payments when due, then Bannerman may, without making any further demand on ARC, file an affidavit of non-payment with the Court in the Promissory Note Action reciting the failure of timely payment and the amount remaining unpaid under the Agreement and shall be entitled to an entry of a Final Judgment in the amount of the unpaid Settlement Amount, that is $130,000 less the amount of payments having been received by Bannerman under this Settlement Agreement. The Court shall enter the Final Judgment without the need of further hearing or notice to ARC. The Final Judgment shall bear interest at the statutory rate after entry until paid in full. Upon entry of the Final Judgment in the Promissory Note Action, Bannerman shall enter a satisfaction of Final Judgment in the Eviction Action.

Representation. Each party represents and warrants that it has had the opportunity to obtain legal counsel in connection with this Agreement, has read this Agreement, and understands the terms used herein. Each has independently investigated this matter, determined the advisability of entering into this Agreement, and has entered into this Agreement freely and voluntarily without duress, undue influence, or coercion.

Applicable Law. This Agreement shall be governed by the laws of the State of Florida, and venue for any action arising out of or relating to this Agreement or the subject matter contained herein shall be in Leon County, Florida.

Attorneys' Fees and Costs. The Parties shall each bear their own attorneys' fees, costs, and expense of all kinds whether incurred in connection with the negotiation and drafting of this Settlement Agreement or the Lawsuits. However, should ARC default at any time in the future, Bannerman is expressly authorized, and is entitled to, reimbursement of any and all attorney's fees and costs incurred in connection with enforcing the terms of the Settlement Agreement.

Entire Agreement. It is expressly understood that this Agreement is a fully integrated agreement and contains the entire agreement between the parties and that this Agreement may not be altered, amended, modified, or otherwise changed except by written agreement executed by each party. The parties hereto, in executing this Agreement, do not rely on any inducements, promises or representations made by any other party or any other party's representatives except what is set forth in this Agreement. Furthermore, no promise, inducement or agreement not set forth in this Agreement has been made to the Parties and this Agreement contains the entire agreement between the Parties, and the terms of this Agreement are contractual and not merely a recital.

Severability: The parties hereto covenant and agree that in the event that any provision of this Agreement should be held by a court of competent jurisdiction to be void, voidable, illegal, or unenforceable in any respect, the remaining portions thereof and provisions hereof shall nevertheless remain in full force and effect as if such void, voidable, illegal, or unenforceable provision had never been contained in this Agreement.

THE SIGNATORIES ACKNOWLEDGE THAT THEY HAVE READ THE FOREGOING SETTLEMENT AGREEMENT, FULLY UNDERSTAND ITS TERMS AND CONDITIONS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS AND CONDITIONS.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have read and signed this Agreement, effective as of December __, 2020.

BANNERMAN CROSSINGS III, LLC
By: Tierra Vista Group, LLC, its Manager

By: ______________________
Claude R. Walker, its Manager

STATE OF FLORIDA
COUNTY OF LEON

The foregoing instrument was acknowledged before me this 17 day of December, 2020, by Claude R. Walker, as Manager of Tierra Vista Group, LLC, Manager of BANNERMAN CROSSINGS III, LLC.

KELLI GILBREATH
Notary Public – State of Florida
Commission # GG 080631
My Comm. Expires Mar 7, 2021
Bonded through National Notary Assn.

____
Signature of Notary
Kelli Gilbreath
PRINT, TYPE OR STAMP NAME OF NOTARY

Personally known ✓
OR Produced Identification ______
Type of Identification Produced ______________________

[Signature of ARC Group, Inc. follows on next page]

ARC GROUP, INC.

By: ____________________________________

Its: ____________________________________

STATE OF ________________
COUNTY OF _______

The foregoing instrument was acknowledged before me this ____ day of December, 2020, by ________________________ as ______________________ for ARC GROUP, INC.

____
Signature of Notary

____
PRINT, TYPE OR STAMP NAME OF NOTARY

Personally known __________
OR Produced Identification __________
Type of Identification Produced ________________________________